                              SUBSCRIPTION AGREEMENT
                                       FOR
                                  SERIES D STOCK

     This SUBSCRIPTION AGREEMENT, dated as of __________, 1998, is made between JAMtv Corporation, a Delaware corporation (the "Company"), and __________________, being referred to herein as the "Subscriber."

                              W I T N E S S E T H :

     WHEREAS, the Company is authorized to issue a series of shares of Series D Convertible Preferred Stock, par value $.01 per share (the "Series D Stock"), such Series D Stock having the rights, preferences, and privileges as set forth in the resolutions of the Board of Directors creating the Series D Stock, which resolutions are included in the Certificate of Designations filed with the State of Delaware pursuant to Section 151(g) of the Delaware General Corporation Law (the "Certificate of Designations");

     WHEREAS, the Company desires to issue to the Subscriber, and the Subscriber desires to purchase and receive from the Company, shares of Series D Stock as described in this Agreement; and

     WHEREAS, in connection with the offer and sale of the Series D Stock hereunder, the Subscriber shall become a party to that certain Stockholders' Agreement, dated as of June 2, 1997, among the Company and the other parties named therein, as amended from time to time (the "Stockholders' Agreement");

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

1.   PURCHASE OF SHARES

     1.1 ISSUANCE OF SHARES. Subject to the terms and conditions of this Agreement, Subscriber hereby subscribes for, and the Company agrees to sell to Subscriber, an aggregate of [_____________] shares of the Series D Stock (the "Subscribed Shares") upon the terms and conditions of this Agreement. The purchase by and sale to the Subscriber of the Subscribed Shares is made only by means of this Agreement and any supplements or amendments hereto. The Subscriber hereby agrees that this subscription is and shall be irrevocable.

     1.2 CONSIDERATION FOR SHARES. The consideration to the Company for the Subscribed Shares shall be $10.00 per share (the "Purchase Price"), and the representations, warranties, covenants, and other undertakings of Subscriber set forth herein. Simultaneously with the execution of this Agreement, the Subscriber shall pay to the Company the Purchase Price in cash or such other form of immediately available funds as is acceptable by the Company.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to, and covenants with, the Subscriber as follows:

          2.1 ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as presently conducted and as proposed to be conducted and to carry out the transactions contemplated by this Agreement.

          2.2 AUTHORIZATION. The execution, delivery and performance by the Company of each of this Agreement, Amendment No. 3 ("Amendment No. 3") to the Registration Rights Agreement, dated as of June 2, 1997, among the Company and the parties named therein, as amended by Amendment No. 1 and Amendment No. 2 (the "Registration Rights Agreement"), and the Joinder to Stockholders' Agreement (this Agreement, Amendment No. 3, and the Joinder to Stockholders' Agreement are hereafter referred to collectively as the "Transaction Documents"), has been duly authorized by all requisite corporate action by the Company, and this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or equitable principles.

     The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby, the compliance with the provisions hereof by the Company and the issuance, sale and delivery of the Subscribed Shares and the Series D Reserved Shares (as defined in
Section 2.4 below) by the Company will not:

          (a) violate any court order or legal requirement applicable to the Company or any of its properties or assets,

          (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any encumbrance upon any of the properties or assets of the Company under, (i) the Certificate of Incorporation, (ii) the by-laws of the Company or (iii) any note, indenture, mortgage, lease agreement or other contract, agreement or instrument to which the Company is a party or by which it or any of its properties or assets is bound or affected, or

          (c) require the approval, consent, authorization or act of, or the making of any declaration, filing or registration with, any person (other than such notifications or filings required under applicable state securities laws, if any, which shall be made by the Company on a timely basis).

          2.3 CAPITALIZATION. (a) The authorized capital stock of the Company immediately prior to the consummation of the transactions contemplated hereby shall consist of:

          (i) 2,500,000 shares of Series A Preferred Stock, par value $.01 per share, of which 1,666,666 shares of Series A-I Convertible Preferred Stock and 200,000 shares of Series A-II Convertible Preferred Stock are issued and outstanding, and of which 150,000 shares of Series A-III Convertible Preferred Stock shall be issued and outstanding upon the consummation of the investment contemplated by this Agreement;

          (ii) 500,000 shares of Series B Preferred Stock, par value $.01 per share, of which 472,000 shares are issued and outstanding;

          (iii) 533,340 shares of Series C Stock, 533,334 shares of which are issued and outstanding;

          (iv) 800,000 shares of Series D Stock, up to 800,000 shares of which may be issued and outstanding upon the consummation of the investment contemplated by this Agreement;

          (iv) 166,660 shares of preferred stock, par value $.01 per share, issuable in series, none of which are outstanding; and

          (v) 8,000,000 shares of Common Stock, of which (v) 1,150,530 shares are issued and outstanding; (w) 2,500,000 shares have been reserved for issuance upon conversion of the Series A Preferred Stock; (x) 500,000 shares have been reserved for issuance upon conversion of the Series B Preferred Stock; (y) 533,340 shares shall have been duly reserved for issuance upon conversion of the Series C Stock; and (z) 800,000 shares shall have been duly reserved for issuance upon conversion of the Series D Stock.

In addition, shares of Common Stock have been reserved for issuance by the Company pursuant to the terms of the Plan, the Warrant, and certain transactions pending before the Company, each of which is described on
SCHEDULE 2.3 hereto, and the Company expects to amend its Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock to 10,500,000 shares and the number of authorized shares of Preferred Stock to 5,000,000 (which amendment may have become effective prior to the date of this Agreement).

          (b) Except as set forth on SCHEDULE 2.3 hereto, there are no preemptive or similar rights to purchase or otherwise acquire shares of the capital stock of the Company pursuant to any provision of law, the Certificate of Incorporation or by-laws of the Company (in each case as amended and in effect on the date hereof), or any agreement to which the Company is a party; and, there is, to the best knowledge of the Company, no agreement, restriction or encumbrance (such as a right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement, stockholders' agreement, etc.) with respect to the sale or voting of any shares of capital stock of the Company (whether outstanding or issuable upon conversion or exercise of outstanding securities). Except as set forth on SCHEDULE 2.3, the transactions contemplated by this Agreement will not trigger any anti-dilution protection provisions given by the Company to any person or entity (including without limitation, any stockholder, lender, warrant holder, lessor and/or licensee). Except as set forth on SCHEDULE 2.3, there are no contracts relating to the issuance, sale or transfer of any equity securities or other securities of the Company. Except as set forth on
SCHEDULE 2.3 and except for its wholly-owned subsidiary, JAMtv Interactive Services Corporation, an Illinois corporation, the Company does not own and does not have any contract to acquire equity securities or other securities of any other party or any direct or indirect equity or ownership interest in any other business.

          2.4 ISSUANCE OF SERIES D STOCK AND RESERVATION OF SHARES. The Company has authorized (a) the issuance of up to 800,000 shares of Series D Stock, and (b) the reservation of such number of shares of Common Stock as is necessary, but not less than the number of issued and outstanding shares of Series D Stock, for issuance upon conversion of the Series D Stock (such reserved shares being referred to herein as the "SERIES D RESERVED SHARES").

          2.5 AUTHORIZATION OF THE SERIES D STOCK AND SERIES D RESERVED SHARES. The authorization, issuance, sale and delivery of the Series D Stock and the authorization, reservation, issuance, sale and delivery of the Series D Reserved Shares have been duly authorized by all requisite corporate action of the Company, and when issued, sold and delivered in accordance with this Agreement, the Series D Stock and the Series D Reserved Shares will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, and not subject to preemptive or any other similar rights of the stockholders of the Company or others.
The terms, designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of the Series D Stock are as stated in the Certificate of Designations.

          2.6 FINANCIAL STATEMENTS. The Company has previously delivered to Subscriber a copy of its audited consolidated financial statements as of December 31, 1997 (the "Financial Statements"). The Financial Statements fairly present the financial condition and results of operations as at December 31, 1997 and for the periods therein referred to and have been prepared in accordance with GAAP.

          2.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent disclosed or provided for on the Financial Statements, or as set forth on
SCHEDULE 2.3 or SCHEDULE 2.7 hereto, the Company does not have any debts, liabilities or obligations, whether matured or unmatured, fixed or contingent (including, without limitation, obligations as the guarantor) other than those incurred since December 31, 1997, in the ordinary course of business consistent with past practice.

          2.8 NO MATERIAL ADVERSE CHANGES. Since December 31, 1997, there has been no material adverse change in the financial condition, operating results, assets, operations or business prospects of the Company.

          2.9 COMPLIANCE WITH ORDERS AND LAWS. The Company is not in default with respect to any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal or any award in any arbitration proceeding known to or served upon the Company. The Company has complied with all foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any foreign, federal, state, local or other governmental authority or regulatory body, or common law applicable to its business, operations, properties, assets, products and services, and the Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and proposed to be conducted, except where the failure to so comply or obtain such permits, licenses or authorizations could not reasonably be expected to have a material adverse effect on the business, operations, affairs or financial condition of the Company or any of its properties or assets.

          2.10 ABSENCE OF CERTAIN DEVELOPMENTS. Except for (i) the issuance of Series B Convertible Preferred Stock, Series C Stock, Series D Stock and 150,000 shares of Series A-III Convertible Preferred Stock of the Company, and the registration and other rights granted by the Company in connection therewith, (ii) the increase in the number of shares of Common Stock available for issuance under the Company's stock option plan described in
SCHEDULE 2.3 from 1,100,000 to 1,300,000, and the grant of stock options thereunder, (iii) the pending transactions described on SCHEDULE 2.3, and
(iv) the anticipated amendment to the Certificate of Incorporation (which amendment may have become effective prior to the date of this Agreement) to increase the number of authorized shares of Common Stock and Preferred Stock as described in Section 2.3, since the date of the Financial Statements, there has not been any:

          (i) change in the authorized or issued capital stock of the Company; grant of any right to purchase shares of capital stock of the Company; issuance of any security convertible into capital stock of the Company; grant of any registration rights with respect to shares of capital stock of the Company; purchase, redemption, retirement, or other acquisition by the Company of any shares of its capital stock; or the declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock of the Company;

          (ii) amendment of (a) the Certificate of Incorporation or by-laws of the Company, (b) the Stockholders' Agreement, or (c) Registration Rights Agreement;

          (iii) adoption of, or increase in the payments to or benefits under any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any Company employees;

          (iv)  material change in the accounting methods used by the Company;

          (v) entry into by the Company or any agreement, arrangement, understanding or commitment other than in the ordinary course of business; or

          (vi) any substantial losses or waiver of any rights of material value, whether or not in the ordinary course of business.

          2.11 LITIGATION. Except as set forth in SCHEDULE 2.11 attached hereto, there is no litigation or governmental proceeding or investigation pending, or, to the knowledge of the Company, threatened against the Company affecting any of its properties or assets, nor, to the knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which it is reasonably likely that any such litigation, proceeding or investigation might properly be instituted. There are no actions or proceedings pending, or to the Company's knowledge, threatened (nor is there any reasonable basis therefor which is known to the Company) which might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or financial condition of the Company or in any of its properties or assets, or which might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto.

          2.12 INTELLECTUAL PROPERTY. Except as disclosed on SCHEDULE 2.11 (regarding pending or threatened claims), the Company owns or otherwise has the right to use all of the patents, trademarks, service marks, trade names, and copyrights necessary for the conduct of the Company's business as currently conducted or as proposed to be conducted. The Company has a contractual right to use the "Rolling Stone Trademarks" and certain other intellectual property pursuant to an Affiliation Agreement dated November 10, 1997 between the Company and Straight Arrow Publishers Company, L.P., without violating or conflicting with the rights of others, except as provided in such Affiliation Agreement.

          2.13 RELATIONSHIPS WITH RELATED PERSONS. There are no loans, leases, royalty agreements or other continuing transactions between (a) the Company or any of its customers or suppliers, and (b) any officer, employee, consultant or director of the Company or any person owning five percent (5%) or more of the capital stock of the Company, or to the Company's knowledge, any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder, except as provided on SCHEDULE 2.13 attached hereto.

          2.14 FULL DISCLOSURE. The Company has made available to the Subscriber, or has otherwise disclosed in writing in, or pursuant to, this Agreement all facts material to the business, operations, assets or condition (financial or otherwise) of the Company. No representation or warranty to Subscriber contained in this Agreement, and no statement contained in the Schedules to this Agreement, or any certificate, list or other writing furnished by the Company to Subscriber pursuant to the provisions hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

          2.15 STOCKHOLDERS' AGREEMENT. Attached hereto as EXHIBIT A is a true and complete copy of the Stockholders' Agreement, as amended to the date hereof, which has not since been modified or amended in any respect.

          2.16 REGISTRATION RIGHTS. Attached hereto as EXHIBIT B is a true and complete copy of the Registration Rights Agreement, as amended to the date hereof, which has not since been modified or amended in any respect.

          2.17 CERTIFICATE OF INCORPORATION. Attached hereto as EXHIBIT C is a true and complete copy of the Company's Second Amended and Restated Certificate of Incorporation, as amended to the date hereof, provided however, that EXHIBIT C does not include the anticipated amendment to the Certificate of Incorporation as described in Section 2.3, which amendment may have become effective prior to the date of this Agreement.

     3. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE SUBSCRIBER. The Subscriber represents and warrants to the Company as follows:

          (i) The Subscriber is acquiring the Series D Stock being purchased by it hereunder for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) The Subscriber understands that (i) the Series D Stock has not been, and that the Series D Reserved Shares will not be, registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act and (ii) the Series D Stock and the Series D Reserved Shares may not be sold unless such disposition is registered under the Securities Act or is exempt from registration;

          (iii) The Subscriber further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Subscriber) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts;

          (iv) The Subscriber has not employed any broker or finder in connection with the transactions contemplated by this Agreement;

          (v) The Subscriber is an "Accredited Investor" (as defined in Rule 501(a) under the Securities Act);

          (vi) The Subscriber has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement;

          (vii) The Subscriber has been furnished with any materials which the Subscriber has requested relating to the Company, its business and financial condition and the offering of the Series D Stock, and the Subscriber has been afforded an opportunity to ask questions and receive answers concerning such matters;

          (viii) The Subscriber has full power and authority without the consent or approval of any court, agency or other third party, to enter into and perform this Agreement. This Agreement has been duly authorized by all necessary action on the part of the Subscriber. When duly executed and delivered this Agreement will constitute a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or equitable principles.

     4.   MISCELLANEOUS PROVISIONS.

          4.1 TRANSFER TAXES. The Company will be liable for and will pay, and will hold the Subscriber harmless from, any and all liability with respect to any stamp, transfer or similar taxes arising from the execution, delivery or performance of this Agreement or any modification, amendment or alteration of the terms or provisions of this Agreement, and that it will similarly be liable for, pay and hold the Subscriber harmless from all issue taxes in respect of the issuance of the Series D Stock and the Series D Reserved Shares to such Subscriber.

          4.2 EXCHANGES; LOST, STOLEN OR MUTILATED CERTIFICATES. Upon surrender by the Subscriber to the Company of any certificate representing shares of Series D Stock or Series D Reserved Shares purchased or acquired hereunder, the Company at its expense will issue in exchange therefor, and deliver to such Subscriber, a new certificate or certificates representing such shares, in such denominations as may be requested by such Subscriber. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing any Series D Stock or Series D Reserved Shares purchased or acquired by the Subscriber hereunder, and in case of any such loss, theft or destruction, upon delivery of any indemnity agreement satisfactory to the Company, or in any case of any such mutilation, upon surrender and cancellation of such certificate, the Company at its expense will issue and deliver to such Subscriber a new certificate for such Series D Stock or Series D Reserved Shares of like tenor, in lieu of such lost, stolen or mutilated certificate.

          4.3 NO BROKER'S COMMISSION. The Subscriber and the Company agree that none of the parties has employed or retained any person, firm, or Company as a broker, dealer, or sales agent to bring about or to represent any of them in the transaction contemplated by this Agreement. The Company shall not be liable to the Subscriber for any costs, fees or expenses in the nature of any commission to a broker, dealer or sales agent.

          4.4 CONSTRUCTION. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Illinois without giving effect to the conflict of law provisions thereof.

          4.5 SURVIVAL OF REPRESENTATIONS. All representations, warranties, covenants, and agreements made herein shall survive the execution and delivery of this Agreement.

          4.6 NOTICES. All notices hereunder shall be in writing and shall be deemed to have been given at the time when mailed by certified mail, return receipt requested and postage prepaid, addressed as follows:

          If to the Company:

                JAMtv Corporation
                640 North LaSalle Street, Suite 560
                Chicago, IL 60610
                Facsimile: (312) 642-0616
                Attention: Howard A. Tullman

                with a copy to:

                Freeborn & Peters
                311 South Wacker Drive, Suite 3000
                Chicago, IL 60606
                Facsimile: (312) 360-6596
                Attention:  Michael E. Shabat

          If to the Subscriber:


                ---------------------------

                ---------------------------

                ---------------------------

                Facsimile:
                           ----------------

                Attention:
                           ----------------
                with a copy to:

                ---------------------------

                ---------------------------

                ---------------------------

                Facsimile:
                           ----------------

                Attention:
                           ----------------

          4.7 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company, the Subscriber, and their respective successors and permitted assigns. The Subscriber shall not assign this Agreement without the prior written consent of the Company.

          4.8 AMENDMENTS AND WAIVERS. This Agreement and the exhibit hereto set forth the entire understanding of the parties with respect to the investment contemplated hereby. This Agreement may be amended only by an instrument in writing signed by both parties.

          4.9 INTERPRETATION. In case any or one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

          4.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          4.11 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not constitute a part hereof.

          4.12 ATTENDANCE AT BOARD MEETINGS. The Company will permit one representative of the holders of Series D Stock as is designated by the holders of Series D Stock, with the approval of the Chief Executive Officer of the Company, exercisable in his sole discretion, to attend meetings of the Board of Directors of the Company.

          4.13 DELIVERY OF AUDITED FINANCIAL STATEMENTS. Promptly upon the written request of the Subscriber, and subject to Subscriber's written confidentiality obligations to the Company, the Company will deliver to the Subscriber the audited consolidated financial statements of the Company and the accompanying report of the Company's independent auditors.

                           [intentionally left blank]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                       JAMTV CORPORATION


                                       By:
                                           ----------------------------------
                                            Howard A. Tullman,
                                            Chief Executive Officer


                                       SUBSCRIBER


                                       Print Name:
                                                   --------------------------



                                       By:
                                           ----------------------------------

                                       Name:
                                             --------------------------------

                                       Title:
                                              -------------------------------